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                                                                    Exhibit 11.2

                          ROHR, INC. AND SUBSIDIARIES
                          ---------------------------
       CALCULATION OF FULLY DILUTED NET INCOME PER SHARE OF COMMON STOCK
       -----------------------------------------------------------------
                     (in thousands except per share data)

                                                                                 Year ended July 31,
                                                                  --------------------------------------------------
                                                                    1996       1995      1994       1993      1992
                                                                  ---------  --------  ---------  --------  --------
Net income (loss) from continuing operations before
 extraordinary item and cumulative effect of accounting
 changes applicable to primary earnings per common share           $ 3,228    $ 8,493    $ 4,669  $ (24,257)  $   996

Add back interest and issue expense on convertible
 debentures, net of tax adjustment                                   1,856      2,720      5,477      4,941     4,941
                                                                   -------    -------    -------  ---------   -------

Adjusted income (loss) from continuing operations before
 extraordinary item and cumulative effect of accounting
 changes applicable to common stock on a fully diluted basis         5,084     11,213     10,146    (19,316)    5,937

Income (loss) from discontinued operations, net of taxes                        3,879      2,258     (6,324)      459

Loss from extraordinary item, net of taxes                                     (1,146)

Cumulative effect of accounting changes, net of taxes                                              (223,950)
                                                                   -------    -------    -------  ---------   -------

Net income (loss) applicable to fully diluted earnings
 per share                                                         $ 5,084    $13,946    $12,404  $(249,590)  $ 6,396
                                                                   =======    =======    =======  =========   =======

Average number of shares outstanding on a fully diluted basis:

 Shares used in calculating primary earnings per share              20,814     18,213     18,062     17,909    17,710
  Unexercised options                                                  280        375                               4
  Shares on conversion of 7% debentures                                                    2,674      2,674     2,674
  Shares on conversion of 7.75% debentures                           1,905      5,556      1,157
                                                                   -------    -------    -------  ---------   -------

Average number of shares outstanding on a fully diluted basis       22,999     24,144     21,893     20,583    20,388
                                                                   =======    =======    =======  =========   =======

Fully diluted net income (loss) per common share before
 extraordinary item and cumulative effect of accounting changes    $  0.22    $  0.47    $  0.47  $   (0.94)  $  0.29

Income (loss) from discontinued operations, net of taxes                         0.16       0.10      (0.31)     0.02

Extraordinary item, net of taxes                                                (0.05)

Loss from cumulative effect of accounting changes, net
 of taxes                                                                                            (10.88)
                                                                   -------    -------    -------  ---------   -------

Fully diluted net income (loss) per average common share           $  0.22    $  0.58    $  0.57  $  (12.13)  $  0.31
                                                                   =======    =======    =======  =========   =======

Note:
The fully diluted net income (loss) per average share for the twelve months ended July 31, 1996, excludes the assumed conversion of those securities that results in improvement of earnings per share. The assumed conversion of the Company's convertible debentures for prior years were antidilutive, hence primary earnings per share are presented for these periods in the Company's Consolidated Statement of Earnings.